Exhibit 10.1

SECOND AMENDMENT TO PROMISSORY NOTES

This SECOND AMENDMENT TO PROMISSORY NOTES (the “Amendment”) is entered into as of June 28, 2016 by and among SANUWAVE, INC., a Delaware corporation (the “Borrower”), SANUWAVE HEALTH, INC., a Nevada corporation (the “Parent”), SANUWAVE SERVICES, LLC (“SANUWAVE Services”), and HEALTHTRONICS, INC., a Georgia corporation (“Healthtronics”).

W I T N E S S E T H:

WHEREAS, the Borrower and Healthtronics entered into that certain Promissory Note due August 1, 2015 dated August 1, 2005 in the original principal amount of $2,000,000 and that certain Promissory Note due August 1, 2015 dated August 1, 2005 in the original principal amount of $2,000,000 (as amended from time to time, collectively, the “Promissory Notes”), pursuant to which Healthtronics extended loans to the Borrower (capitalized terms, as used herein, shall have the meaning set forth in the Promissory Notes, unless the context otherwise requires);

WHEREAS, the Borrower and HealthTronics entered into that Amendment to Promissory Notes on June 15, 2015, pursuant to which certain terms and provisions of the Promissory Notes, including the maturity date thereof, were amended; and

WHEREAS, the Borrower has requested that Healthtronics further amend certain provisions of the Promissory Notes and Healthtronics has agreed to the amendments set forth in this Amendment, all on the terms and subject to the conditions set forth herein.

For the purpose of conforming the same to the intention of the parties and for other value received, it is hereby agreed that each of the Promissory Notes shall be amended and modified in the following particulars:

Section 1. Amendments to the Promissory Notes. Effective upon satisfaction of the conditions set forth in Section 3 hereof, each Promissory Note is hereby amended as follows:

A.     The definition of Stated Maturity Date of “January 31, 2017” in the first paragraph of the Promissory Notes shall be deleted and replaced with “January 31, 2018.”

B.	Section 7.16 of each of the Promissory Notes shall be deleted and replaced with:

7.16

Replacement of Note. Upon any future request of Healthtronics, the Borrower agrees to execute and deliver a replacement Note evidencing the terms of this Note (as amended by (1) that certain Amendment To Promissory Notes dated as of June 15, 2015 between the Borrower and Healthtronics, and (2) that certain Second Amendment To Promissory Notes dated as of June 28, 2016 between the Borrower and Healthtronics) upon delivery of the original Note (or, to the extent the original Note has been lost or mutilated, a lost note affidavit from Healthtronics).

Section 2.     Representations and Warranties. Each of the Parent and the Borrower, jointly and severally, represents and warrants to Healthtronics that (a) the execution and delivery of this Amendment has been duly authorized by all requisite corporate action on behalf of the Parent and the Borrower, this Amendment has been duly executed and delivered by an authorized officer of the Parent and the Borrower, and each of the Parent and the Borrower has obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance of this Amendment and such authorizations, consents and approvals are in full force and effect, (b) this Amendment and each Promissory Note (as amended by this Amendment) constitutes the legal, valid and binding obligation of each of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its terms, (c) neither the execution nor delivery of this Amendment nor fulfillment of nor compliance with the terms and provisions of this Amendment will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Parent, the Borrower or any of its subsidiaries pursuant to, the charter, limited liability company operating agreement, partnership agreement, by-laws, limited liability company operating agreement or partnership agreement of the Parent, the Borrower or any of its subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the parent, the Borrower or any of its subsidiaries is subject, (d) before and after giving effect to this Amendment, no Event of Default has occurred and is continuing under either Promissory Note, (e) Healthtronics has a valid, perfected, first-priority lien upon and security interest in all assets of the Borrower and each of its domestic subsidiaries whether now owned or hereafter acquired, and (f) immediately before and after giving effect to this Amendment, (i) the sum of the debts and liabilities of the Borrower (including, without limitation, contingent liabilities of the Borrower) is not greater than all of the assets of the Borrower at a fair valuation, (ii) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured, and (iii) the Borrower is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any law, rule or regulation that may be applicable to the Borrower pertaining to bankruptcy, insolvency or creditors’ rights, fraudulent conveyance or fraudulent transfers or preferences.

Section 3.     Conditions to Effectiveness. The amendments to the Promissory Notes set forth in Section 1 hereof shall become effective as of the date (the “Effective Date”) when each of the following conditions has been satisfied:

(a)          The representations and warranties of the Parent, the Borrower and each of its subsidiaries set forth in this Amendment and in all agreements, documents and instruments executed and delivered pursuant to this Amendment shall be true and correct in all material respects when made and as of the date of this Amendment.

(b)           After giving effect to the terms of this Amendment, there shall be no Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default under the Promissory Notes.

(c)          On or before the date hereof, the Parent shall execute and deliver Amendment No. 1 to the Class K Warrant Agreement to Healthtronics evidencing an increase in the number of shares subject to purchase thereunder and a decrease in the warrant exercise price for such shares, as more fully set forth in such Amendment.

(d)          The Borrower shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to Healthtronics, in connection with this Amendment and Amendment No. 1 to the Class K Warrant Agreement, which shall not exceed $5,000.

Section 4.     Reference to and Effect on Promissory Notes and Security Agreement.

A.     From and after the date hereof, the Promissory Notes shall be deemed to mean the Promissory Notes, as amended hereby.

B.     This Amendment represents a modification only and is not, and should not be construed as, a novation of the Promissory Notes. Nothing contained in this Amendment shall be construed to narrow the scope of the security interest of Healthtronics in any of the Collateral (as defined in the Security Agreement) or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Healthtronics under the Promissory Notes or the Security Agreement. The Borrower and Sanuwave Services further ratify and confirm the grants by the Borrower and Sanuwave Services of all liens and security interests under the Security Agreement and other collateral documents to secure the obligations under the Promissory Notes, as amended by this Amendment.

C.     The Parent and the Borrower each acknowledges and agrees that the agreement of Healthtronics to amend the terms of the Promissory Notes pursuant to and as reflected in this Amendment does not and shall not create (nor shall the Parent or the Borrower rely upon the existence of or claim or assert that there exists) any obligation of Healthtronics to consider or agree to any further amendments and, in the event that Healthtronics subsequently agrees to consider any further amendment, neither the existence of this Amendment, nor any other conduct of Healthtronics, shall be of any force or effect on consideration or decision with respect to any such requested amendment, and Healthtronics shall have no obligation whatsoever to consider or agree to amend the Promissory Notes or forbear or waive any other default or Event of Default.

Section 5.     Release. Each of the Parent and the Borrower, for itself and on behalf of its heirs, legal representatives, affiliates, successors and assigns, hereby: (a) expressly waives, releases and relinquishes any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature whatsoever which the Borrower has asserted, or might assert, against Healthtronics or any of its affiliates or any shareholders, members, partners, employees, directors, officers, representatives or agents of Healthtronics or any of its affiliates (collectively, the “Released Parties”) with respect to the Promissory Notes or the indebtedness evidenced thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Promissory Notes or the indebtedness evidenced thereby, including without limitation the Purchase Agreement, or with respect to any other matter, cause or thing relating in any way to the Promissory Notes or the Purchase Agreement; (b) expressly remises, releases, acquits, satisfies and forever discharges each Released Party from any and all manner of debts, accountings, bonds, warranties, representatives, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which the Borrower now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date hereof relating in any way to the Promissory Notes, including specifically, but without limitation, matters arising out of or relating to: (i) the Promissory Notes or the indebtedness evidenced thereby, including but not limited to, the administration thereof; (ii) the exercise or attempted exercise by any Released Party of any of its rights and remedies against the Borrower or the assets thereof on account of any Event of Default or otherwise; (iii) any other agreement or transaction between the Borrower and any Released Party relating in any way to the Promissory Notes and (iv) any Event of Default; and (c) expressly covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the foregoing matters, claims or causes of action.

Section 6.     Acknowledgement of Indebtedness. As of June 28, 2016, the Borrower acknowledges and agrees that the Borrower is indebted to Healthtronics under the Promissory Notes in the aggregate principal amount of $5,372,743 plus accrued and unpaid interest since March 31, 2015. The Borrower acknowledges and agrees that it owes the amounts referred to above without defense, right of offset, set off, or counterclaims.

Section 7.     Miscellaneous.

(a)     This Amendment may be executed in two or more counterparts, each of which, when fully executed, shall be deemed an original; and all of said counterparts taken together shall be deemed to constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Borrower:

SANUWAVE, INC.

By:

Name:      Lisa E. Sundstrom

Title:      Chief Financial Officer

Parent:

SANUWAVE HEALTH, INC.

By:

Name:      Lisa E. Sundstrom

Title:      Chief Financial Officer

Subsidiary:

SANUWAVE SERVICES, LLC

By:

Name:      Lisa E. Sundstrom

Title:      Chief Financial Officer

Healthtronics:

HEALTHTRONICS, INC.

By:

Name:

Title: